                                                                    Exhibit 12.1


COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
( Dollars in millions, except ratios )

                                                                                           Year Ended December 31,
                                                                                   ----------------------------------------
                                                                                   1996     1997     1998     1999     2000
                                                                                   ----     ----     ----     ----     ----
Pre-tax income from continuing operations before
 adjustment for minority interests in consolidated
 subsidiaries or income or loss from equity investees..........................    $432     $563      $67     $243     $166

Less: Capitalized interest.....................................................      (5)      (8)     (11)     (12)     (11)

Amortization of interest costs previously capitalized..........................       6        4        4        4        6
                                                                                   ----     ----     ----     ----     ----

Adjusted pre-tax income from continuing operations before
 adjustment for minority interests in consolidated subsidiaries
 or income or loss from equity investees.......................................    $433     $559     $ 60     $235     $161
                                                                                   ====     ====     ====     ====     ====

Fixed charges:
Interest expense, including capitalized interest, amortization of debt issuance cost, preferred security distribution of subsidiary
 trusts........................................................................      40       47      114      248      271
One-third (deemed representative of the interest portion) of rent expense......      10       10       12       18       19
                                                                                   ----     ----     ----     ----     ----

Total fixed charges............................................................    $ 50     $ 57     $126     $266     $290
                                                                                   ====     ====     ====     ====     ====

Adjusted pre-tax income from continuing operations before adjustment for minority interests in consolidated subsidiaries or income or loss from
 equity investees plus fixed charges...........................................    $483     $616     $186     $501     $451
                                                                                   ====     ====     ====     ====     ====


Ratio of earnings to fixed charges.............................................     9.7x    10.8x     1.5x     1.9x     1.6x

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
( Dollars in millions, except ratios )



                                                                                        Six Months Ended
                                                                                            June 30,
                                                                                      -------------------
                                                                                       2000          2001
                                                                                       ----          ----
Pre-tax income from continuing operations before
 adjustment for minority interests in consolidated
 subsidiaries or income or loss from equity investees.............................      $81           $55

Less: Capitalized interest........................................................       (5)           (4)

Amortization of interest costs previously capitalized.............................        3             3
                                                                                      -----         -----

Adjusted pre-tax income from continuing operations before
 adjustment for minority interests in consolidated subsidiaries
 or income or loss from equity investees..........................................    $  79         $  54
                                                                                      -----         -----

Fixed charges:
Interest expense, including capitalized interest, amortization of debt issuance cost, preferred security distribution of subsidiary
 trusts...........................................................................       125          141

One-third (deemed representative of the interest portion) of rent expense.........        9            10
                                                                                      -----         -----

Total fixed charges...............................................................    $ 134         $ 151
                                                                                      =====         =====

Adjusted pre-tax income from continuing operations before adjustment for minority interests in consolidated subsidiaries or income or loss from equity
 investees plus fixed charges.....................................................    $ 213         $ 205
                                                                                      =====         =====


Ratio of earnings to fixed charges................................................      1.6x          1.4x


                                                                                                  Pro Forma
                                                                                      ----------------------------------
                                                                                       Six Months Ended      Year Ended
                                                                                           June 30,          December 31,
                                                                                             2000               2000
                                                                                             ----               ----
Pre-tax income from continuing operations before
 adjustment for minority interests in consolidated
 subsidiaries or income or loss from equity investees...........................              $39                $103

Less: Capitalized interest......................................................               (5)                (11)

Amortization of interest costs previously capitalized...........................                3                  6
                                                                                            -----              -----

Adjusted pre-tax income from continuing operations before
 adjustment for minority interests in consolidated
 subsidiaries or income or loss from equity investees...........................            $  37              $  98
                                                                                            -----              -----
Fixed charges:
Interest expense, including capitalized interest, amortization of debt issuance cost, preferred security distribution of subsidiary
 trusts.........................................................................              136                290

One-third (deemed representative of the interest portion) of rent expense.......                9                 19
                                                                                            -----              -----

Total fixed charges.............................................................            $ 145              $ 309
                                                                                            =====              =====

Adjusted pre-tax income from continuing operations before adjustment for minority interests in consolidated subsidiaries or income or loss from equity
  investees plus fixed charges..................................................            $ 182              $ 407
                                                                                            =====              =====


Ratio of earnings to fixed charges..............................................              1.3x               1.3x